EXHIBIT 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below with respect to the common stock of 374Water Inc., $0.001 par value, beneficially owned by each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 5th day of January, 2026.

Yaacov Nagar

Signature:	/s/ Yaacov Nagar
Name/Title:	Yaacov Nagar

Richard H. Davis

Signature:	/s/ Richard H. Davis
Name/Title:	Richard H. Davis

Stephen H. McKnight

Signature:	/s/ Stephen H. McKnight
Name/Title:	Stephen H. McKnight

Robert F. Ehrman Declaration of Trust as Amended and Restated on 10/6/2022

Signature:	/s/ Marlys A. Ehrman
Name/Title:	Marlys A. Ehrman, Trustee

William R. Greenfield

Signature:	/s/ William R. Greenfield
Name/Title:	William R. Greenfield

Ligi Investments LLLP

By:	Ligi Management LLC,
its general partner
Signature:	/s/ Jennifer Ligeti
Name/Title:	Jennifer Ligeti, Manager
Date:	1/5/2026

Kevin J. Lockwood

Signature:	/s/ Kevin J. Lockwood
Name/Title:	Kevin J. Lockwood

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John McClure

Signature:	/s/ John McClure
Name/Title:	John McClure

Stephen H. McKnight Jr.

Signature:	/s/ Stephen H. McKnight Jr.
Name/Title:	Stephen H. McKnight Jr.

Bryce Allan Johnson

Signature:	/s/ Bryce Allan Johnson
Name/Title:	Bryce Allan Johnson

Christopher L. Tucker

Signature:	/s/ Christopher L. Tucker
Name/Title:	Christopher L. Tucker

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